Exhibit 10.2

                                  WADE B. COOK
                       EXCLUSIVE PRODUCT LICENSE AGREEMENT

     This Exclusive Product License Agreement (the "Agreement") is made as of this 30th day of June, 1998 (the "Effective Date"), by and between Wade B. Cook, a resident of Washington State ("COOK"), and Entity Planners, Inc., a Nevada corporation located at 14675 Interurban Avenue South, Seattle, Washington 98168 ("EPI").

     1.   GRANT OF LICENSE.

          (a)  Distribution  and  Marketing  License.  Subject  to the terms and
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conditions of this Agreement,  and that certain Stock Purchase Agreement between
COOK, EPI and B&C Limited Liability Company ("B&C") dated June 30, 1998 (the "Purchase Agreement"), COOK hereby grants to EPI an exclusive license to use, produce, market, sell and distribute the Products listed in Exhibit A of the Purchase Agreement in the United States of America (the "Territory"). EPI agrees not to sell, market or distribute the Products outside the Territory boundaries at any international seminars, or to utilize the Products and COOK trademarks,
trade  names,  service  marks  and  photographic  images,   likeness  and  audio
recordings to promote or provide offshore entity structuring services.

          (b)  License Conditions. EPI acknowledges and agrees that the Products
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and any copies thereof are owned or licensed by COOK and are protected by United
States copyright laws and international treaty provisions. Therefore, EPI must treat the Products like any other copyrighted material, and agrees not to rent, lease or lend the Products. EPI will promptly notify COOK of any infringements or alterations of Products or packaging that come to EPI's attention and assist COOK in any prosecutions that COOK may undertake. EPI will not remove, destroy, obfuscate or conceal any copyright or other proprietary markings or confidential legends placed upon or contained upon the Products, and shall reproduce all notices and restricted rights legend on the Products as directed by COOK. EPI will immediately advise COOK of any legal notices served on EPI that might reasonably be anticipated to affect COOK or its proprietary rights.

          (c)  Trademarks. Subject to the terms and conditions of this Agreement
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and the Purchase Agreement, COOK grants EPI the non-exclusive license to use and publish in the Territory any trade name, service mark or trademark used by COOK which is related to the Products, provided all such marks and names are so indicated by appropriate symbol or designation in advertising and other marketing activities to identify the Products. Such activities may take the form of magazine advertising, direct mail promotions, and trade show displays and such other activities as COOK may approve in advance.

          (d) Right to Use COOK Photographic Image and Audio Recordings. Subject
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to the terms and conditions of this Agreement and the Purchase  Agreement,  COOK grants EPI the non-exclusive license to use and publish in the Territory the photographic image, likeness and audio recordings of COOK only in connection with the promotion, marketing and distribution of the Products.

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          (e)  No Other Rights Granted.  Apart from the grant of rights pursuant
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to this Section,  EPI shall not have the right to engage in any other licensable activity, including but not limited to the preparation of derivative works, nor any ownership right, title or interest, nor any security interest or other interest, in the Products or the COOK photographic images, likeness or audio recordings.

     2.   PAYMENT OF ROYALTIES.

          (a) Royalties. For each copy of the Products and the COOK photographic
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image,  likeness and audio  recordings  distributed by EPI, EPI shall pay COOK a royalty in the amount and in the manner specified in the applicable  schedule in
Section 2.2(b) of the Purchase Agreement (the "Royalties"). EPI shall pay to COOK payments of Royalties in the amounts, in the manner, and at the times specified in Section 2.3 of the Purchase Agreement.

          (b)  Royalty Reports and Records. EPI shall also maintain  reports and
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records of the distribution and sale of Products, as set forth in Section 2.6 of the Purchase Agreement.

          (c)  Taxes.  EPI  shall  pay (or  reimburse  COOK  upon  invoice)  all
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national,  state and local sales,  use,  value-added  and other  taxes,  customs duties and similar tariffs and fees, imposed by any jurisdiction and based on this Agreement or any deliveries made hereunder, exclusive of any income taxes levied on COOK's net income.

          (d)  Products Licensed "AS-IS". EXCEPT AS PROVIDED ABOVE, THE PRODUCTS
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ARE LICENSED "AS IS" WITHOUT  WARRANTY,  EXPRESS OR IMPLIED,  AS TO PERFORMANCE,
MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE PRODUCTS IS ASSUMED BY EPI. Licensee's sole and exclusive remedy in the event of a warranty claim hereunder is expressly limited to the remedies in this Agreement.

     3. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL COOK OR ANYONE ELSE INVOLVED IN THE CREATION, PRODUCTION, DELIVERY OR LICENSING OF THE PRODUCTS BE LIABLE TO EPI OR ANY THIRD PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR ANY OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THE PRODUCT, WHETHER OR NOT THE POSSIBILITY OR CAUSE OF SUCH DAMAGES WAS KNOWN TO COOK. EXCEPT IN RESPECT OF LIABILITY WHICH IS BY LAW INCAPABLE OF EXCLUSION, IN NO EVENT SHALL COOK'S LIABILITY, (WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, TORT OR OTHERWISE) TO EPI ARISING OUT OF OR RELATING TO THE ORDER OR DELIVERY OF ANY UNIT OF A PRODUCT EXCEED THE PER UNIT LICENSE FEE ACTUALLY PAID BY EPI TO COOK FOR SUCH PRODUCT.

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     4.   GOVERNMENTAL APPROVALS; EXPORT LIMITATIONS. EPI shall at all times and at its own expense strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement. Without limiting the generality of the foregoing obligation, EPI specifically acknowledges that each of the Products and certain information relating to the Products supplied to EPI in accordance with the terms of this Agreement are subject to United States export controls, pursuant to Export Administration Regulations, 15 C.F.R. Parts 768-799. EPI shall comply strictly with all requirements of the Export Administration Regulations with respect to each Product. Without limiting the generality of the foregoing obligation, EPI hereby expressly agrees that, without the prior written authorization of COOK
and  the  United   States   Government,   EPI  will  not,  and  will  cause  its
representatives to agree not to, export, re-export, divert or transfer any Product to any destination, company or person prohibited by the Export Administration Regulations or other export control laws and regulations. EPI shall make its records available to COOK at COOK's request, in order to permit COOK to confirm EPI's compliance with its obligations as set forth in this
Section 4.

     5. PROHIBITED MARKETING ACTIVITIES. In addition to the restrictions upon the provision of offshore entity structuring services contained in Section 1(a), in marketing the Products, EPI shall not, and shall not permit its resellers to
(i) make false or misleading representations with regard to COOK or the Products; (ii) employ or cooperate in the publication or employment of any misleading or deceptive advertising with regard to the Products; (iii) make representations, warranties or guarantees to their end users or to the trade with respect to the specifications, features or capabilities of the Products other than those which are consistent with the then-current COOK-approved documentation and materials; (iv) use the COOK photographic images and audio recordings in any way that is defamatory or could reasonably be considered offensive or disparaging, nor make intentional distortions, mutilations or modifications to the COOK image, likeness or voice which would be prejudicial to COOK or his honor or reputation, (v) redistribute the photographic images and audio recordings as a clip library, nor (vi) enter into any contract or engage in any practice in conflict with its obligations hereunder.

     6. PROMOTIONAL MATERIALS. COOK shall have the right of prior approval of all documents, devices, promotional, marketing and seminar materials used in or related to the sale, marketing, or distribution of the Products and his photographic image, likeness, and audio recordings (the "Materials") bearing its trademarks, trade names or service marks prior to their anticipated use. Once such Materials are approved by COOK, EPI will not need to seek further COOK approval of the Materials unless and until there are changes made in the Materials. However, upon prior written notice by COOK, use of the Materials shall thereafter be subject to COOK's prior review and approval of the anticipated use.

     7.   INDEMNIFICATION.

          (a)  By COOK.  COOK  shall indemnify,  defend  and hold  harmless  EPI
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against any claim that the Products  infringe any United States patent issued as of the date of this Agreement, United States copyright, United States trademark (provided use of such trademark has been in accordance with this Agreement), or trade secret, provided that COOK is given

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prompt notice of such claim and is given information, reasonable assistance, and sole authority to defend or settle the claim. If COOK becomes aware that the products do or may infringe any such rights, COOK may, at its option, obtain the right to continue using and licensing the Products, replace or modify the Products so that they become non-infringing, or if such remedies are not reasonably available, to require return of the Products and provide a refund of the Royalties paid with respect to such returned Products. Should COOK provide EPI with a modified version of the Products, EPI shall, upon receipt of the new version of Products, immediately cease distribution and use of the previous version of the Products. Other than COOK's obligation of indemnification as set forth in this Section, COOK shall have no liability to EPI from allegations that the Products or activities related to the Products infringe or constitute wrongful use of any proprietary right. Notwithstanding anything contained in this Agreement to the contrary, COOK shall not be liable to EPI for any claim arising from any alteration or modification of Products, or arising from the distribution of an earlier version of the Products manufactured following the delivery to EPI of a new non-infringing version of the Products pursuant to this Section.

          (b) By EPI. EPI shall be responsible for any and all claims, losses or
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damages arising out of or incurred in connection with the publishing, marketing, or distribution of the Products by EPI, or any false, deceptive or misleading representations or advertising with regard to COOK or the Products; or representations, warranties and guarantees made by EPI with respect to the Products or the information contained in the Products. EPI agrees to indemnify and hold COOK harmless from and with respect to any such claim, loss or damage (including without limitation attorney's fees and costs).

     8. AGREEMENT TERMS CONFIDENTIAL. Neither party shall disclose the terms of this Agreement to any third party except as required by law or as reasonably required to protect or enforce a party's rights hereunder. The disclosing party shall provide the other with prior written notice of any such required disclosure.

     9.   TERM AND EFFECT OF TERMINATION.

          (a)  Term. The term of this  Agreement will be five (5) years from the
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Effective Date unless terminated as provided herein. Thereafter,  this Agreement may be extended for a successive five (5) year term upon the agreement of both parties to each such extension. Such renewal shall be in the form of an amendment attached hereto as Exhibit A-1.

          (b)  Termination  for Cause.  Either party hereto may  terminate  this
               ----------------------
Agreement upon (a) 30 days written notice to the other following any material breach or omission by the other with respect to any term, representation, warranty, condition, or covenant hereof and (b) the failure of such other party to cure such breach or omission prior to the expiration of such 30-day period. This Agreement shall terminate automatically if (i) a receiver is appointed for EPI or its property; (ii) EPI makes an assignment for the benefit of its creditors; (iii) any proceedings are commenced by, for or against EPI under any bankruptcy, insolvency or debtors relief law; or (iv) EPI is liquidated or dissolved.

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          (c)  Effect of Termination.  Upon  termination  of this  Agreement the
               ---------------------
rights and licenses granted to EPI hereunder will immediately cease and EPI shall immediately stop all distribution of Products. COOK reserves the right to seek and obtain all other legal remedies available to it if EPI violates any provisions hereof. EPI agrees to promptly return all Products and confidential and proprietary information of COOK to COOK, including but not limited to client lists, databases, financial information and documents, and sales and marketing strategy, and to refrain from representing itself as an affiliate of, or service provider to COOK, or using any of COOK's trademarks, trade names, service marks, photographic images, likeness or audio recordings after the termination date. Following the normal reporting timetable under this Agreement as set forth in
Section 2(b), EPI will render a complete and final accounting and will promptly pay all monies due COOK.

          (d)  Survival.  COOK's  rights and EPI's  obligations  to pay COOK all
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amounts due  hereunder,  as well as the provision of Sections 1(d), 3, 7, 8, and
9(c), will survive the termination, for any reason, of this Agreement.

     11. MISCELLANEOUS. This Agreement and the Exhibits hereto contain all the agreements, understandings, representations, conditions, warranties and covenants, and constitutes the sole and entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior communications or agreements, written or oral, except for any prior confidentiality or nondisclosure agreements. The terms of this Agreement shall be binding on the parties, their subsidiaries, affiliates and any party controlling, controlled by or under common control with, the parties, the successors, licensees, agents, employees and associated individuals of the parties. All modifications to this Agreement must be in writing, signed by the parties hereto. EPI may assign and/or transfer some or all of its rights and/or delegate some or all of its obligations under this Agreement, as long as such assignment, transfer and/or delegation includes substantially similar terms and conditions as those contained herein, and the prospective assignee/transferee agrees to be bound by such terms and conditions prior to the effective date of such assignment/transfer/delegation. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. All notices provided pursuant to this Agreement shall be in writing and hand delivered or deposited in the United States mail first class, postage prepaid, and addressed to the addresses set forth in the preamble, or such other address as the party to receive the notice so designates by notice to the other. The parties agree that this Agreement will be governed by the laws of the State of Nevada, without regard to conflict of laws principles. Suits relating to this Agreement shall be brought in the appropriate state or federal court in the State of Nevada, and the parties submit to the jurisdiction of such Nevada courts. The parties agree that injunctive relief is available for breaches of this Agreement, without the need to prove damages or harm, or to post any bond. In the event legal action is brought by either COOK or EPI to enforce the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and expenses for any proceeding, at or before trial and upon appeal, in addition to any other relief deemed appropriate by the court.

     This Agreement constitutes the complete agreement between COOK and EPI, and supersedes all prior agreements between the parties relating to the Products.

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     IN WITNESS WHEREOF,  the parties have executed this Agreement by their duly authorized representatives as of the date first written above.

WADE B. COOK ("Licensor")

By:    /s/ Wade B. Cook

Title: Personal


ENTITY PLANNERS, INC. ("Licensee")

By:    /s/ Wade B. Cook

Title: President

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